                                                              EXHIBIT (h)(16)(b)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement (the "Agreement"), made and entered into as of the 1st day of June, 1999, among The United States Life Insurance Company in the City of New York (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedules A and B to the Agreement, Putnam Variable Trust, and Putnam Retail Management Limited Partnership (f/k/a Putnam Mutual Funds Corp.), the parties do hereby agree to an Amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto effective as of the 1st day of July, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                        ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
      -------------------------------          ---------------------------------

                                        [Corporate Seal]


PUTNAM VARIABLE TRUST


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (F/K/A PUTNAM
MUTUAL FUNDS CORP.)


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                      Schedule A

                                SEPARATE ACCOUNTS
                            (as of February 2, 2004)

The United States Life Insurance Company in the City of New York Separate Account USL VL-R (August 8, 1997)

The United States Life Insurance Company in the City of New York Separate Account USL VA-R (August 8, 1997)

                                                                      Schedule B

                                AUTHORIZED FUNDS

                                         Service Fee Rate
              Fund                       (per annum rate)
--------------------------------------  -----------------
PVT Diversified Income Fund                       %
                                               ---
PVT Growth & Income Fund                          %
                                               ---
PVT International Growth & Income Fund            %
                                               ---
PVT Small Cap Value Fund                          %
                                               ---